SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



                      ATEL CAPITAL EQUIPMENT FUND VII, L.P.
             (Exact name of registrant as specified in its charter)


California                                            94-3248318
(State of incorporation                             (I.R.S. Employer
or organization)                                 Identification No.)



235 Pine Street, Suite 800
San Francisco, California                                 94104
(Address of principal                                   (Zip Code)
executive offices)



Securities to be registered pursuant to Section 12(b) of the Act:  None

Securities to be registered pursuant to Section 12(g) of the Act:

                      Units of Limited Partnership Interest
                                (Title of Class)



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                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED

(a)      Capital stock.

         Inapplicable

(b)      Debt securities.

         Inapplicable

(c)      Warrants and rights.

         Inapplicable

(d)      Other securities.

             (i)           General

         ATEL Capital Equipment Fund VII, L.P. (the "Partnership") was formed under the California Revised Limited Partnership Act on May
17, 1996.

         A public offering of 15,000,000 Units of Limited Partnership Interest in the Partnership commenced on November 29, 1996.

         The governing instrument of the Partnership is its Amended and Restated Agreement of Limited Partnership (the "Partnership Agreement"), included as
Exhibit 2.1 hereto.

            (ii)           Distribution and allocation rights

         There is hereby incorporated herein by reference the information contained in Article 10 of the Partnership Agreement.

           (iii)           Redemption provisions

         There is hereby incorporated herein by reference the information contained in Article 13 of the Partnership Agreement.

            (iv)           Voting rights

         There is hereby incorporated herein by reference the information contained in Article 16 of the Partnership Agreement.

             (v)           Liquidation rights

         There is hereby incorporated herein by reference the information contained in Article 19 of the Partnership Agreement.



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            (vi)           Liability to assessment

         There is hereby incorporated herein by reference the information contained in Article 7 of the Partnership Agreement.

           (vii)           Restrictions on alienability

         There is hereby incorporated herein by reference the information contained in Article 11 and Article 12 of the Partnership Agreement.

(e)      Market information for securities other than common equity.

         Inapplicable

(f)      American Depositary Receipts.

         Inapplicable

Item 2.  EXHIBITS

         2.1               Agreement of Limited Partnership

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                                   SIGNATURES


         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date:  April 30, 1998          ATEL CAPITAL EQUIPMENT FUND, VII, LP


                               By:      ATEL Financial Corporation,
                                        General Partner

                                        By: /s/A.J. BATT
                                                 A.J. Batt,
                                                 President




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                                INDEX TO EXHIBITS


                                                                  Sequentially
Exhibit Number             Exhibit                                Numbered Page

    2.1                    Agreement of Limited Partnership


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